                                                                    EXHIBIT 10.2

                              CONSULTING AGREEMENT


         This CONSULTING AGREEMENT (the "Agreement") is made and entered into as of the 1st day of January, 2002, by and between Security Associates International, Inc., on behalf of itself and its subsidiaries and affiliates (collectively, the "Company"), and TJS Corporation ("Consultant"). Certain capitalized terms used herein are set forth in Paragraph 20 below.

                                    RECITALS

         A. The Company desires that Consultant provide services for the benefit of the Company, and Consultant desires to accept an engagement with the Company, upon the terms and conditions set forth herein.

         B. The Company and Consultant acknowledge that Consultant is, and will continue in accordance with the terms of this Agreement to act as, a consultant to the senior management team of the Company.

         NOW, THEREFORE, in consideration of the above premises and the following mutual covenants and conditions, the parties agree as follows:

         1. Engagement. During the Engagement Period (as defined below), the Company shall engage Consultant, and Consultant hereby accepts such engagement, in each case on the terms and conditions set forth in this Agreement. The parties understand that the Company is entering into this Agreement with Consultant in reliance on Consultant procuring access to Thomas J. Salvatore ("Salvatore") and his expertise and experience. As such, Consultant agrees that Salvatore shall be available to and shall render to the Company all of the consulting and other services that are the subject of this Agreement.

         2. Duties. Consultant shall, during the Engagement Period, provide such consulting services (and perform such related activities) within the scope of expertise and experience of Consultant and Salvatore as are reasonably requested from time to time by the Company's Board of Directors (the "Board"), and Consultant shall report to, and follow the general directions of, the Board. Consultant and Salvatore shall diligently, competently and faithfully perform all such services and activities and shall devote the necessary energy, attention and skill to the performance of such services and activities. During the Engagement Period, Consultant shall serve the Company on a part-time basis, and the services and activities designated to Consultant from time to time in accordance with this Agreement shall reasonably recognize the part-time extent of its commitment hereunder. The Company acknowledges and understands that Consultant and Salvatore currently own or participate in certain other businesses and activities (excluding other businesses engaged in the security alarm and monitoring industry), and therefore expressly agrees that it shall not be considered a violation of the foregoing for Consultant to serve as a consultant to any such other business or enterprise or for Salvatore to serve on corporate, industry, religious, civic or charitable boards or committees, in each case so long as such activities do not interfere in any material respect with the performance of Consultant's duties and responsibilities reasonably designated to Consultant from time to time in accordance with this Agreement or violate any of the provisions of Paragraph 5 below.

         3. Term of Engagement. The term of the Consultant's engagement with the Company (the "Engagement Period") shall commence on the date first set forth above and extend until December 31, 2003, unless earlier terminated as set forth in Paragraph 6 below. In connection with the expiration or termination of the Engagement Period for any reason, Consultant agrees that it shall execute and deliver to the Company, and the Company agrees that it shall execute and deliver to Consultant, a mutual release (in a form reasonably acceptable to Consultant and the Company) of any and all claims that either then has or in the future may have against the other with respect to events or occurrences prior to the date of such expiration or termination (other than with respect to unsatisfied obligations under this Agreement) (the "Mutual Release").

         4. Compensation.

            A. Base Remuneration. During the Engagement Period, the Company shall pay Consultant remuneration of $240,000 annually (the "Base Amount"), payable in equal monthly installments in advance. Subject to Paragraph 4F below, the Base Amount shall be subject to any payroll or other deductions as may be required to be made pursuant to law, government order, and by any other agreement with, or consent of, Consultant.

            B. Earned Cash Incentive Bonus.

            (i) Provided that Consultant is, on June 30, 2002, then engaged by the Company (or no longer engaged by the Company solely as a result of a termination of Consultant by the Company not for Cause or a resignation by Consultant for Good Reason), the Company shall, on or prior to September 30, 2002, pay to Consultant an amount equal to the ECI applicable for the period beginning on July 1, 2001 and ending on June 30, 2002 (the "First ECI Period"), seventy-five percent (75%) of which (the "Minimum First ECI Non-Cash Amount") shall be payable in duly authorized shares of the Company's common stock, par value $0.001 per share ("Common Stock"), with the number of such shares to be issued being determined by dividing the Minimum First ECI Non-Cash Amount by $2.50 (subject to adjustment for any subdivision or combination of Common Stock occurring after the date of this Agreement).

            (ii) Provided that Consultant is, on December 31, 2002, then engaged by the Company (or no longer employed by the Company solely as a result of a termination of Consultant by the Company not for Cause or a resignation by Consultant for Good Reason), the Company shall, on or prior to March 31, 2003, pay to Consultant an amount equal to the ECI applicable for the period beginning on July 1, 2002 and ending on December 31, 2002 (the "Second ECI Period"), seventy-five percent (75%) of which (the "Minimum Second ECI Non-Cash Amount") shall be payable in duly authorized shares of Common Stock, with the number of such shares to be issued being determined by dividing the Minimum Second ECI Non-Cash Amount by $2.50 (subject to adjustment for any subdivision or combination of Common Stock occurring after the date of this Agreement).

            C. No Other Benefits. Consultant shall not be entitled to any life insurance, disability insurance, medical, prescription, dental or health insurance or dependent coverage, vacation, sick leave, savings, pension or retirement plans or other benefit plans or programs maintained by the Company at any time for the benefit of all or any portion of its employees or other consultants.

            D. Additional Consideration for Entry Into this Agreement. As additional consideration for the Consultant's execution and delivery of this Agreement (and performance of services hereunder), the Company shall grant to Consultant effective as of the date of approval of the Company's Stock Option Plan to be adopted at the Company's annual meeting of stockholders scheduled to occur on July 10, 2002 (the "New Option Plan"), a nonstatutory stock option to purchase 600,000 shares of Common Stock in the form attached hereto as Exhibit A, with an exercise price of $2.50 per share and an expiration date of August 15, 2011 (subject to earlier termination as required by the New Option Plan and/or the form attached hereto as Exhibit A), with such option being vested (i.e., having become exercisable) with respect to one-third (i.e., 200,000) of the applicable shares of Common Stock on the effective date of such grant and further vesting (i.e., becoming exercisable) with respect to one-third (i.e., 200,000) of the applicable shares of Common Stock on each of December 31, 2002 and December 31, 2003 (provided, in each case, that Consultant is, on such applicable date, then engaged by the Company or no longer engaged by the Company solely as a result of a termination of Consultant by the Company not for Cause or a termination by Consultant for Good Reason).

            E. Expenses. The Company shall reimburse Consultant for all reasonable and necessary business expenses incurred by it in performance of its duties hereunder, provided Consultant submits paid receipts or other documentation acceptable to the Company.

            F. Taxes and Tax Returns. Consultant shall file all tax returns and reports required to be filed by it on the basis that Consultant is an independent contractor (and Salvatore is an employee of Consultant), rather than an employee of the Company, as defined in Treasury Regulation ss.31.3121(d)-1(c)(2), and Consultant shall indemnify the Company for the amount of any employment taxes paid by the Company as the result of the Company not withholding employment taxes from any amount paid or otherwise provided to Consultant hereunder.

         5. Protective Agreements.

            A. Confidential Information. Consultant agrees on behalf of itself and Salvatore that neither Consultant nor Salvatore will, for any reason whatsoever, whether voluntarily or involuntarily, use for itself or himself or for any other person or entity (including, but not limited to, any competitor of the Company) or disclose to any person or entity any "Confidential Information" specifically related to the Company acquired by Consultant or Salvatore from the Company during its or his relationship with the Company or any of its predecessors. Confidential Information includes but is not limited to: (i) any financial, business, planning, operations, services, potential services, products, potential products, technical information and/or know-how, formulas, production, purchasing, marketing, sales, personnel, customer, broker, supplier or other information of the Company specifically related to it; (ii) any papers, data, records, processes, methods, techniques, systems, models, samples, devices, equipment, compilations, invoices, customer lists or documents of the Company; (iii) any confidential information or trade secrets of any third party provided to the Company in confidence or subject to other use or disclosure restrictions or limitations; (iv) the terms of any agreement between the Company and any employee, subscriber, customer, dealer or supplier, (v) pricing strategy, (vi) financial results, (vii) strategic systems software; and (viii) any other information, written, oral or electronic, whether existing now or at some time in the future, which pertains to the Company's affairs or interests or with whom or how the Company does business. The Company acknowledges and agrees that Confidential Information does not include (x) information that has properly entered the public domain (through no fault or action of Consultant or Salvatore), or (y) information that Consultant is able to demonstrate was in its possession prior to the date of origination of his relationship with the Company and its predecessors, except to the extent that such information is or has become a trade secret of the Company or is or otherwise has become the property of the Company. Consultant agrees and acknowledges that as of the end of the Engagement Period, it shall return to the Company any and all of its property, tangible or intangible, relating to its business, which Consultant or Salvatore possessed or had control over at any time, including, but not limited to, company-provided credit cards, building or office access cards, keys, computer equipment, manuals, files, documents, records, software, customer data base and other data, and that he shall not retain any copies, compilations, extracts, excerpts, summaries or other notes of any such manuals, files, documents, records, software, customer data base or other data. Consultant further acknowledges and agrees that each of it and Salvatore is estopped from and will not dispute in any proceeding the enforceability of this Paragraph 5.

            B. Additional Restrictions. Except on behalf of the Company, Consultant agrees that neither it nor Salvatore will directly (and nor will either cause any person or entity to):

            (1) during the Engagement Period (except in the performance of his services and activities hereunder) or at any time prior to the third anniversary of the date of the expiration or termination thereof, use Company information related to its customers to contact or solicit, or direct any person or entity to contact or solicit, any of the Company's customers for the purpose of providing any products and/or services that are the same as or similar to the products and services provided by the Company to its customers both during the Engagement Period, or for the purpose of otherwise interfering with the business relationships between the Company and its customers; or

            (2) without the prior express written consent of the Company, during the Engagement Period or at any time prior to the third anniversary of the expiration or termination thereof, solicit or accept if offered to him, with or without solicitation, the services of any person who is a current employee of the Company (or was an employee of the Company during the year preceding such solicitation), nor solicit any of the Company's current employees (or any individual who was an employee of the Company during the year preceding such solicitation) to terminate employment or an engagement with the Company, nor agree to hire any current employee or independent contractor of the Company into employment with him or any other person or entity; or

            (3) during the Employment Period or at any time prior to the first anniversary of the expiration or termination thereof, enter into any agreement with any of the Company's suppliers to provide services or products that are the same as or similar to the services or products sold to the Company; or

            (4) during the Employment Period or at any time prior to the first anniversary of the expiration or termination thereof, conduct, become associated with or participate in any business, whether as an investor (excluding investments representing less than one percent (1%) of the common stock of a public company), lender, owner, stockholder, officer, director, employee, consultant, agent or in any other capacity, involved in the marketing or providing of security alarm monitoring or other services or products of the type then constituting ten percent (10%) or more of the current year's (or most recent completed year's) annual revenues of the Company; provided, however, that Consultant shall (without violation of the foregoing clause) be permitted to provide consulting services (which consulting services may not and shall not conflict with the other provisions of this Paragraph 5) to one or more other persons or entities, so long as such consulting services do not, in the case of customers of the Company, include any type of recommendation or endorsement of any product or service offered by any competitor of the Company.

            C. Special Acknowledgment of Consultant. Consultant acknowledges and agrees that the scope described above is necessary and reasonable in order to protect the Company in the conduct of its business and that, if Consultant or Salvatore becomes employed or engaged by another person or entity in a manner that does or would reasonably be considered to conflict with this Paragraph 5, Consultant will be required to disclose the existence of this Paragraph 5 to such person or entity and Consultant consents to and the Company is given permission to disclose the existence of this Paragraph 5 to such person or entity.

            D. Certain Definitions. For purposes of this Paragraph 5:
(i) "customer" is defined as any person or entity that purchased any type of product and/or service from the Company or is or was doing business with the Company or Consultant (including, but not limited to, any security alarm dealer and any subscriber of any of the products or services of the Company or any of its affiliates) within the twelve (12) month period immediately preceding termination of Consultant's engagement; and (ii) "supplier" is defined as any person or entity who is or was supplying products or services (other than those supplying generic products or services for administrative purposes (e.g., courier services, office supplies, utilities)) to the Company or to the Company's dealers within the twelve (12) month period immediately preceding termination of Consultant's engagement.

            E. Special Remedies. It is agreed that breach of this Paragraph 5 will result in irreparable harm and continuing damages to the Company and its business and that the Company's remedy at law for any such breach or threatened breach will be inadequate and, accordingly, in addition to such other remedies as may be available to the Company at law or in equity in such event, any court of competent jurisdiction may issue a temporary and permanent injunction, without the necessity of the Company posting bond and without proving special damages or irreparable injury, enjoining and restricting the breach, or threatened breach, of this Paragraph 5, including, but not limited to, any injunction restraining the breaching party from disclosing, in whole or part, any Confidential Information.

         6. Termination. Notwithstanding anything in Paragraph 3 of this Agreement to the contrary, the Engagement Period shall terminate upon the first to occur of the following events:

            A. On December 31, 2003.

            B. Upon Death or Disability. Upon Salvatore's death or the date Consultant is given written notice that Salvatore has been determined to be disabled by the Company. For purposes of this Agreement, Salvatore shall be deemed to be disabled if Salvatore, as a result of illness or incapacity, shall be unable to perform substantially reasonably requested services or activities for a period of four (4) consecutive months or for any aggregate period of six
(6) months in any twelve (12) consecutive month period. A termination of Consultant's engagement by the Company for disability shall be communicated to Consultant by written notice and shall be effective on the thirtieth (30th) day after receipt of such notice by Consultant, unless Salvatore ceases to be disabled and returns to full performance of duties before such thirtieth (30th) day.

            C. For Cause. On the date the Company provides Consultant with written notice that it is being terminated for "Cause". For purposes of this Agreement, "Cause" shall mean Consultant's or Salvatore's (i) willful and continued failure to perform substantially such reasonable services and activities as are designated from time to time by the Board, which failure shall continue for thirty (30) days, after notice for such substantial performance failure is provided to Consultant specifying the manner in which the Company believes Consultant has not substantially performed, (ii) engaging in willful misconduct that is materially injurious to the Company, financially or otherwise (including but not limited to, conduct that constitutes competitive activity),
(iii) breach of this Agreement in any material manner, (iv) conviction of, or plea of nolo contendre to, a felony or a misdemeanor involving moral turpitude,
(v) habitual abuse of alcohol or prescription drugs or (vi) abuse of controlled substances (it being understood that no act or failure to act on the part of Consultant shall be considered "willful" unless it is done, or omitted to be done, by Consultant in bad faith or without reasonable belief that his action or omission was in the best interests of the Company).

            D. For Good Reason. On the date Consultant terminates its engagement for "Good Reason." For purposes of this Agreement, "Good Reason" means:

            (1) any breach of this Agreement by the Company that is not remedied by the Company within 30 days after receipt of notice thereof from Consultant; or

            (2) any failure by the Company to comply with any provision of Paragraph 4 of this Agreement, other than an isolated, insubstantial and inadvertent failure that is not taken in bad faith and is remedied by the Company within 15 days after receipt of notice thereof from Consultant.

            A termination of engagement by Consultant for Good Reason shall be effectuated by giving the Company written notice ("Notice of Termination for Good Reason") of the termination within three (3) months of the event constituting Good Reason, setting forth in reasonable detail the specific conduct of the Company that constitutes Good Reason and the specific provisions of this Agreement on which Consultant relies. A termination of engagement by Consultant for Good Reason shall be effective on the fifth (5th) business day following the date when the Notice of Termination for Good Reason is given, unless the notice sets forth a later date (which date shall in no event be later than thirty (30) days after the notice is given).

            E. By Consultant for Any Other Reason. On the date Consultant terminates its engagement for any reason, other than a reason set forth in Paragraph 6D, provided that Consultant shall give the Company three (3) months written notice prior to such date of his intention to terminate this Agreement.

            F. By the Company for Any Other Reason. On the date the Company terminates Consultant's engagement for any reason, other than a reason set forth in Paragraph 6C, provided that the Company shall give Consultant three (3) months written notice prior to such date of its intention to terminate this Agreement.

         7. Compensation Upon Termination. If the Engagement Period is terminated pursuant to Paragraph 6, Consultant shall be entitled to his Base Amount through the final date of the Engagement Period. Additionally, if Consultant's services are terminated pursuant to Paragraphs 6D or 6F, Consultant shall be entitled to be paid (for so long as no violation of any of the provisions of Paragraph 5 of this Agreement has occurred and provided that Consultant has executed and delivered to the Company prior thereto the Mutual Release, that such Mutual Release has not prior thereto been revoked or rescinded in any way by Consultant and that no violation of any of the provisions thereof shall have occurred) an amount equal to Base Amount until the earlier to occur of (i) the one-year anniversary of the date of such termination or (ii) December 31, 2003, payable in equal monthly installments in advance (i.e., at the same times such Base Amount would have been paid absent a termination of the Engagement Period).

         8. [Reserved.]

         9. Pre-emptive Rights.

            A. General. Except for issuances of Common Stock or any securities containing rights or options to acquire shares of Common Stock (i) pursuant to a bona fide underwritten public offering registered under the Securities Act of 1933, as amended (the "Securities Act"), (ii) as consideration in connection with the acquisition from an unaffiliated third party of all or part of another company or business (whether by a purchase of stock or assets or otherwise),
(iii) to a lender in connection with its loan to the Company or any of its subsidiaries, (iv) upon the conversion or exercise of any securities of the Company or options or rights to acquire securities of the Company, or (v) to individual directors, officers, managers and employees of the Company or its subsidiaries (other than to any person who is an officer or employee of TJS Partners, L.P.), if the Company intends to issue any shares of capital stock of the Company (or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company) at any time during the Engagement Period (a "Subsequent Issuance"), the Company will, at least 10 days prior to the Subsequent Issuance, notify Consultant in writing (the "Issuance Notice") of the price of and any material terms and conditions relating to the proposed Subsequent Issuance.

            B. Election by Consultant. Consultant may elect to purchase (at the same price and on the same terms and conditions (with the same rights, duties, obligations and privileges) as set forth in the Issuance Notice) up to the Pro Rata Portion (as defined below) of the total number of shares of capital stock (or other such securities) to be issued in the Subsequent Issuance (the "Issued Shares"). "Pro Rata Portion" means a percentage of the Issued





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

Shares equal to the quotient obtained by dividing (i) the number of shares of outstanding Common Stock (including the number of shares of Common Stock issuable upon exercise of any vested, outstanding options for Common Stock that have been granted to Consultant) that are held by Consultant and Salvatore by
(ii) the total number of shares of Common Stock then outstanding (including the number of shares of Common Stock issuable upon exercise of any vested, outstanding options for Common Stock granted to Consultant, Steve Ruzika, Paul Lucking and Raymond Gross). If Consultant exercises the preemptive right hereunder and the Subsequent Issuance includes more than one class of stock or securities, Consultant shall be required to purchase the same strip of securities (i.e., classes of securities in the same proportion) as are being offered by the Company.

            C. Manner of Election. The election of Consultant must be made in writing and delivered to the Company within 10 days after receipt by the Company of the Issuance Notice. If after notifying the Stockholders of a Subsequent Issuance, the Company elects not to proceed with the Subsequent Issuance, any elections made by Consultant with respect to such Subsequent Issuance shall be deemed rescinded. In the event that the sale of all securities contemplated by a Subsequent Issuance shall not have occurred within 180 days of the date of delivery of the Issuance Notice, the securities remaining unsold shall not thereafter be sold without the Company again complying with the terms and conditions of this Paragraph 9.

            D. Exclusions. A Subsequent Issuance shall not include (and therefore Consultant will not have a preemptive right in respect of) any issuances of capital stock (or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company) made pro rata to the holders of a class of capital stock, as a dividend on, subdivision of or other distribution in respect of, such class of capital stock.

         10. Notices. Any and all notices required in connection with this Agreement shall be deemed adequately given only if in writing and (i) personally delivered, or sent by first class, registered or certified mail, postage prepaid, return receipt requested, or by recognized overnight courier, (ii) sent by facsimile, provided a hard copy is mailed on that date to the party for whom such notices are intended, or (iii) sent by other means at least as fast and reliable as first class mail. A written notice shall be deemed to have been given to the recipient party on the earlier of (a) the date it shall be delivered to the address required by this Agreement; (b) the date delivery shall have been refused at the address required by this Agreement; (c) with respect to notices sent by mail or overnight courier, the date as of which the Postal Service or overnight courier, as the case may be, shall have indicated such notice to be undeliverable at the address required by this Agreement; or (d) with respect to a facsimile, the date on which the facsimile is sent and receipt of which is confirmed. Any and all notices referred to in this Agreement, or which either party desires to give to the other, shall be addressed to his primary residence in the case of Consultant, or to its principal office in the case of the Company.

         11. Waiver of Breach. A waiver by either party of a breach of any provision of this Agreement by the other shall not operate or be construed as a waiver or estoppel of any subsequent breach. No waiver shall be valid unless in writing and signed by the party sought to be charged.

         12. Entire Agreement. This Agreement sets forth the entire and final agreement and understanding of the parties and contains all of the agreements made between the parties with respect to the subject matter hereof. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto and/or any one or more of their respective affiliates, with respect to the provision of consulting, advisory or similar services. No change or modification of this Agreement shall be valid unless in writing and signed by the Company and Consultant. If any provision of this Agreement shall be found invalid or unenforceable for any reason, in whole or in part, then such provision shall be deemed modified, restricted, or reformulated to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from this Agreement, as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law, as if such provision had been originally incorporated herein as so modified, restricted or reformulated or as if such provision had not been originally incorporated herein, as the case may be.

         13. Headings. The headings in this Agreement are inserted for convenience only and are not to be considered a construction of the provisions hereof.

         14. Execution of Agreement. This Agreement may be executed in several counterparts, each of which shall be considered an original, but which when taken together, shall constitute one and the same agreement.

         15. Attorneys' Fees. The Company shall pay for all legal fees and expenses associated with the preparation of this Agreement.

         16. Successors.

             A. Personal Services Contract. This Agreement is premised on that basis that Salvatore's personal services shall be used to satisfy Consultant's obligations hereunder. As such, although this Agreement may be assigned by Consultant without the prior written consent of the Company so long as Salvatore's services, expertise and experience shall continue in all respects to be made available to the Company at all times following such assignment (and Consultant and Salvatore have provided the Company with written assurances of such continuing availability), this Agreement shall not otherwise be assignable by Consultant. This Agreement shall inure to the benefit of and be enforceable by Consultant.

             B. Successors and Assigns of the Company. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

             C. Additional Obligation of the Company. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would have been required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean both the Company as defined above and any such successor that assumes and agrees to perform this Agreement, by operation of law or otherwise.

         17. Recitals. The recitals to this Agreement are incorporated herein as an integral part hereof and shall be considered as substantive and not precatory language.

         18. Due Authorization. The Company hereby warrants and represents that
(i) the execution, delivery, and performance of this Agreement has been duly authorized by all necessary corporate action on the part of the Company, (ii) the Company has the requisite power and authority to execute, deliver, and perform this Agreement, and (iii) this Agreement is a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms. Consultant hereby warrants and represents that (i) the execution, delivery, and performance of this Agreement has been duly authorized by all necessary corporate action on the part of the Consultant, (ii) the Consultant has the requisite power and authority to execute, deliver, and perform this Agreement, (iii) this Agreement is a valid and legally binding obligation of the Consultant, enforceable against the Consultant in accordance with its terms, and
(iv) it has requisite power and authority to bind Salvatore with respect to the provisions hereof that impose duties, obligations and restrictions upon him.

         19. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Illinois, and any court action commenced to enforce this Agreement shall have as its sole and exclusive venue the County of Cook, Illinois. Each of the Company and Consultant irrevocably and unconditionally: (i) agrees that any proceeding arising out of this Agreement may be brought in the applicable court having jurisdiction over the County of Cook, Illinois, (ii) consents to such jurisdiction, (iii) waives any objection to such venue, and (iv) waives trial by jury in any proceeding relating to this Agreement or any of the matters set forth herein.

         20. Certain Defined Terms.

             "Adjusted EBITDA" means the EBITDA for any period reasonably adjusted to account for any unusual and non-recurring items reflected on the Company's financial statements for such period.

             "Base EBITDA" means the Adjusted EBITDA for the three-month period ending June 30, 2001, as further detailed on Exhibit B attached hereto.

             "EBITDA" means the amount of the Company's net income plus the following to the extent deducted in calculating such net income: (i) interest expense, (ii) income tax expense, (iii) amortization of intangible assets and
(iv) depreciation of tangible assets, as such income, expenses, amortization and depreciation are reflected on the Company's financial statements for any period prepared in accordance with the Company's past practice.

             "EBITDA Improvement" means (i) in case of the First ECI Period, four (4) times the increase, if any, in Adjusted EBITDA for the three months ending June 30, 2002 less the Base EBITDA, and (ii) in the case of the Second ECI Period, four (4) times the increase, if any, in Adjusted EBITDA for the three months ending December 31, 2002 less the Adjusted EBITDA for the three months ending June 30, 2002.

             "ECI" (with respect to any given period) means twenty percent (20%) of the EBITDA Improvement with respect to such period.

                                    * * * * *

         IN WITNESS WHEREOF, the parties have set their signatures hereon on the date first written above.


                                                      SECURITY ASSOCIATES
                                                      INTERNATIONAL, INC.



                                                      By:
                                                      Its:



                                                      TJS CORPORATION



                                                      By:
                                                      Its: